                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Bindview Development Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                    [BindView Development Corporation Logo]



                                 April 5, 2000





Dear Fellow Shareholder:

     I am pleased to invite you to attend BindView Development Corporation's 2000 Annual Shareholders' Meeting. We will hold the meeting at 9:00 a.m. on Friday, May 5, 2000, at BindView's corporate office located at 5151 San Felipe, 22nd Floor, Houston, Texas 77056.

     The formal Notice of Meeting and proxy statement that follow this letter describe the matters to be considered and voted on at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 1999 Annual Report. We encourage you to read these materials.

     Your vote is important. PLEASE COMPLETE AND MAIL YOUR PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

     The board of directors recommends that you approve the proposals described in the attached proxy statement. Thank you for your cooperation. The rest of the board of directors and I look forward to seeing you at the meeting.




                                   Very truly yours,

                                   /s/ ERIC J. PULASKI
                                   ----------------------
                                   Eric J. Pulaski
                                   Chairman of the Board

                    [BINDVIEW DEVELOPMENT CORPORATION LOGO]

                                 April 5, 2000

Dear Fellow Shareholder:

     I am pleased to invite you to attend BindView Development Corporation's 2000 Annual Shareholders' Meeting. We will hold the meeting at 9:00 a.m. on Friday, May 5, 2000, at BindView's corporate office located at 5151 San Felipe, 22nd Floor, Houston, Texas 77056.

     The formal notice of meeting and proxy statement that follow this letter describe the matters to be considered and voted on at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 1999 Annual Report and 1999 Form 10-K. We encourage you to read these materials.

     Your vote is important. PLEASE COMPLETE AND MAIL YOUR PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

     The board of directors recommends that you approve the proposals described in the attached proxy statement. Thank you for your cooperation. The rest of the board of directors and I look forward to seeing you at the meeting.

                                            Very truly yours,

                                            /s/ ERIC J. PULASKI
                                            ----------------------
                                            Eric J. Pulaski
                                            Chairman of the Board

                        BINDVIEW DEVELOPMENT CORPORATION
                          5151 SAN FELIPE, 22ND FLOOR
                              HOUSTON, TEXAS 77056

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

     BindView Development Corporation will hold its 2000 Annual Meeting of the Shareholders on Friday, May 5, 2000, at 9:00 a.m. at BindView's corporate office located at 5151 San Felipe, 22nd Floor, Houston, Texas 77056.

     At the meeting, we will:

     - elect two directors and ratify the appointment by the board of directors of two additional directors;

     - consider and vote on amendments to the BindView Development Corporation Omnibus Incentive Plan increasing the aggregate number of shares of Common Stock available for issuance under that plan by 4.5 million shares and effecting other changes as described in the attached proxy statement; and

     - transact any other business that may properly come before the meeting.

                                            By Order of the Board of Directors,

                                            /s/ ERIC J. PULASKI
                                            Eric J. Pulaski
                                            Chairman of the Board

Houston, Texas
April 5, 2000

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                        BINDVIEW DEVELOPMENT CORPORATION

                                PROXY STATEMENT

--------------------------------------------------------------------------------

     This proxy statement relates to the solicitation of proxies by the board of directors of BindView Development Corporation for use at BindView's 2000 annual meeting of shareholders. The meeting will be held at 9:00 a.m. on Friday, May 5, 2000, at BindView's corporate office located at 5151 San Felipe, 22nd Floor, Houston, Texas 77056.

     You are entitled to vote at that meeting if you were a holder of record of BindView Development Corporation common stock at the close of business on March 28, 2000. On April 5, 2000, we began mailing to shareholders entitled to vote at the meeting a proxy card, this proxy statement, our 1999 Annual Report and our 1999 Form 10-K. On March 28, 2000, there were 51,613,396 shares of BindView's common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

     Your proxy card will appoint Eric J. Pulaski and Richard P. Gardner as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares FOR the election of the director nominees named in this proxy statement, FOR the ratification of the appointment of the directors named in this proxy statement and FOR the plan amendment described in this proxy statement.

     Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted at the meeting by:

     - Delivering a signed written revocation letter, dated later than the proxy, to BindView, attention: Shanoop Kothari; or

     - Attending the meeting and voting in person or by proxy. Attending the meeting alone will not revoke your proxy.

     On the enclosed form of proxy, you may vote for or withhold authority to vote for each of the director nominees listed in this proxy statement and vote for or against or withhold authority to vote for each other proposal.

     The board of directors expects the nominees named in this proxy statement to be available for election. If either nominee is not available, and you have submitted a signed and dated proxy card that does not withhold authority to vote for that nominee, the proxy holders may vote your shares for a substitute. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote your shares in accordance with their best judgment.

     No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

     Representatives of Chase Mellon Shareholder Services L.L.C., the transfer agent and registrar for the common stock, will act as the independent inspector of election.

     Share information in this proxy statement gives effect to the one-for-one stock dividend paid by BindView on February 17, 2000 (the "Stock Split"), unless indicated otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS; RATIFICATION OF APPOINTMENT OF DIRECTORS

     At the meeting, you the shareholders will elect two directors and ratify the appointment of two additional directors that the board of directors has appointed since the most recent annual meeting of shareholders. The board of directors is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of shareholders.

     The directors in Class II, whose terms expire at the meeting, are John J. Moores and Scott R. Plantowsky. Messrs. Moores and Plantowsky are nominated to serve in Class II for another term expiring at the 2003 annual meeting of shareholders.

     The directors in Class III, Peter L. Bloom and Eric J. Pulaski, are serving terms that expire at the 2001 annual meeting of shareholders. The directors in Class I are serving terms that expire at the 2002 Annual Meeting of Shareholders. In addition to Mr. Richard A. Hosley II, who was elected by the shareholders at BindView's 1999 annual meeting of shareholders, the board of directors appointed Mr. Leland D. Putterman as a Class I director in August 1999 and Mr. Richard P. Gardner as a Class I director in January 2000. You are being asked to ratify the appointments of Messrs. Putterman and Gardner.

     The two nominees who receive the most votes will be elected to the open directorships in Class II even if they receive less than a majority of the votes cast. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

     Messrs. Gardner and Putterman have been appointed to Class I directorships by the board. The proposal to ratify those appointments requires the vote of a majority of the shares present at the meeting in person or by proxy. Abstentions will therefore count as a vote against the proposal. Broker non-votes will not be treated as a vote for or against the proposal and will not affect the outcome of the proposal.

                                                                                       DIRECTOR
                                        AGE                  POSITION                   SINCE
                                        ---                  --------                  --------
CLASS I DIRECTORS
  Richard P. Gardner                    46    President and Chief Executive Officer      2000
                                              and Director
  Richard A. Hosley II                  55    Director                                   1998
  Leland D. Putterman                   40    Director                                   1999

NOMINEES FOR ELECTION FOR CLASS II
  John J. Moores(a)(b)                  55    Director                                   1997
  Scott R. Plantowsky                   36    Vice President and Chief Financial         1997
                                              Officer and Director
CLASS III DIRECTORS
  Peter L. Bloom(a)(b)                  42    Director                                   1997
  Eric J. Pulaski                       36    Chairman of the Board and Chief            1990
                                              Technology Officer

---------------

(a)  Member of the Audit Committee

(b)  Member of the Compensation Committee

BACKGROUND OF DIRECTORS AND DIRECTOR NOMINEES

     Peter L. Bloom has served as a Director of BindView since October 1997. Mr. Bloom is a Managing Member of General Atlantic Partners, LLC, a private equity firm that invests globally in software services and related information technology companies. Prior to joining General Atlantic Partners, LLC in 1996, Mr. Bloom spent 13 years at Salomon Brothers, an investment banking firm, where he last was the Managing Director of Salomon's U.S. Technology Division. Mr. Bloom is on the Board of Directors of Predictive Systems, Inc., a Special Advisor to the Board of Directors of E-TRADE Securities, Inc. and a board member of a number of private companies. Mr. Bloom holds a B.A. in Computer Studies and Economics from Northwestern University.

     Richard P. Gardner has served as President and Chief Executive Officer and as a Director of BindView since January 2000. Before joining BindView, Mr. Gardner had been senior vice president, field operations at BMC since April 1, 1999 and was senior vice president, worldwide sales and marketing from August 1997 to April 1999. He joined BMC as senior vice president, North American sales, in May 1994. Prior to his career at BMC, he was employed by IBM Corporation from March 1975 to May 1994 in various sales, marketing, and general management capacities. Mr. Gardner has a B.S. degree from Louisiana State University.

     Richard A. Hosley II has served as a Director of BindView since January 1998. Since October 1990, Mr. Hosley has been a private investor. From 1980 to 1990, Mr. Hosley was employed by BMC, where he held a variety of positions including Vice President of Sales and Marketing, President, Chief Executive Officer and Vice Chairman. Prior to joining BMC, Mr. Hosley was employed by IBM. Mr. Hosley serves as a director of Logic Works, Inc., a database design software company, and Peregrine Systems, Inc. Mr. Hosley holds a B.A. in Economics from Texas A&M University.

     John J. Moores has served as a Director of BindView since October 1997. In 1980, Mr. Moores founded BMC Software, Inc. ("BMC"), a vendor of system software utilities for IBM mainframe computing environments. Mr. Moores served as BMC's President and Chief Executive Officer from 1980 to 1986 and as Chairman of the Board of Directors from 1980 to 1992. Before that, Mr. Moores was employed by IBM and Shell Oil Corporation in various MIS positions. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. Mr. Moores also serves as Chairman of the Board of Peregrine Systems, Inc., a publicly held infrastructure management software company, and numerous privately held companies. Mr. Moores holds a B.S. in Economics and J.D. from the University of Houston.

     Scott R. Plantowsky has served as BindView's Vice President and Chief Financial Officer since September 1993. Mr. Plantowsky has been a Director of BindView since October 1997. From January 1986 to August 1993, Mr. Plantowsky was Vice President and General Manger for Plantowsky's Furniture, a Houston retail furniture chain. Mr. Plantowsky is currently a General Partner in Century Development's Student Furniture Partnerships and is a Director of SSP Properties, a real estate holding company based in Corpus Christi, Texas. Mr. Plantowsky holds a B.B.A. in Finance from the University of Texas at Austin.

     Eric J. Pulaski founded BindView in May 1990 and served as BindView's Chairman of the Board, President and Chief Executive Officer from its inception until January 2000, when he recruited Mr. Gardner to serve as President and Chief Executive Officer. He continues to serve as Chairman of the Board. Before founding BindView, Mr. Pulaski was employed as Director of the Advanced Services Division of Network Resources, Inc., a Houston-based systems integration firm. Mr. Pulaski holds a B.A. in Humanities from the University of Texas at Austin.

     Leland D. Putterman has served as a Director of BindView since August 1999. For four years prior to joining the board, he was vice president of worldwide marketing for BMC. Prior to his position at BMC Software, Mr. Putterman held several sales management roles at Oracle Corporation as well as the position of vice president of product marketing. Mr. Putterman currently is on the board of several software and Internet companies. He graduated with Honors from Princeton University in 1982 with a Bachelor of Arts Degree in Economics.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The board of directors has an Audit Committee and Compensation Committee, each composed of Messrs. Bloom and Moores. During 1999, the board of directors met four times, the Audit Committee met four times and the Compensation Committee met once. Each director attended, in person or by telephone, all meetings held by the board of directors and by the committees on which the director served.

     Audit Committee. The Audit Committee recommends the independent public auditors appointed by the board of directors to audit our financial statements and reviews issues raised by those auditors as to the scope of their audit and their audit report, including any questions and recommendations they may have relating to our internal accounting and auditing procedures.

     Compensation Committee. The Compensation Committee recommends to the entire board the compensation to be paid to our officers and key employees and the compensation of members of the board of directors. The compensation committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards.

COMPENSATION OF DIRECTORS

     We reimburse our directors for out-of-pocket expenses incurred in attending board meetings. Except for Messrs. Hosley and Putterman, no member of the board of directors currently receives any additional cash compensation. Messrs. Hosley and Putterman each receive $1,000 per board meeting attended. Each of Messrs. Moores, Hosley and Bloom has received options to acquire 100,000 shares of common stock at an exercise price of $1.92 per share, and Mr. Putterman has received options to acquire 40,000 shares of common stock at an exercise price of $10.00 per share under our 1998 Non-Employee Directors Stock Option Plan. These options vest in annual installments over five years, except that they vest in full if BindView is subject to a change in control (as defined in that plan) or if the optionee dies or becomes disabled. These options expire ten years from the date of grant or, if earlier, 90 days after the optionee ceases to be a director or 12 months after the optionee's death.

             OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 1, 2000 with respect to (a) persons known to us to be beneficial owners of five percent or more of the outstanding shares of BindView's common stock, (b) the Named Executive Officers identified in the Summary of Executive Compensation appearing elsewhere in this proxy statement and our directors and (c) all of our executive officers and directors as a group. Unless otherwise noted, we believe that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

BENEFICIAL OWNER                                                SHARES     PERCENTAGE(1)
----------------                                              ----------   -------------
Eric J. Pulaski.............................................   9,861,118       19.1%
Pilgrim Baxter & Associates, Ltd.(3)........................   4,499,800        8.7
Marc R. Camm(3).............................................     100,389          *
Paul J. Cormier(4)..........................................      92,263          *
Scott R. Plantowsky(5)......................................   2,403,535        4.7
David E. Pulaski(6).........................................   1,021,404        2.0
Richard A. Hosley II........................................          --          *
John J. Moores..............................................          --          *
Peter L. Bloom(7)...........................................   2,508,864        4.9
All executive officers, directors and Nominees as a
  group(7)..................................................  15,794,921       30.8%

---------------

 *  Less than 1%
(1) In accordance with the guidelines of the Securities and Exchange Commission (the "Commission"), each beneficial owner's percentage ownership is determined by assuming that options held by such person and exercisable within 60 days have been exercised.
(2) In a Schedule 13G filed with the Commission on June 7, 1999, Pilgrim Baxter & Associates, Ltd. reports sole dispositive power with respect to all of these shares and sole voting power with respect to 3,892,400 of these shares. The business address of Pilgrim Baxter & Associates, Ltd. is 825 Duportail Road, Wayne, PA 19087.
(3) Includes 99,157 shares of common stock issuable on exercise of outstanding stock options.
(4) Includes 91,501 shares of common stock issuable on exercise of outstanding stock options.
(5) Includes 1,430,000 shares of common stock issuable on exercise of outstanding stock options.
(6) Includes 450,000 shares of common stock issuable on exercise of outstanding stock options.
(7) Based on a Schedule 13D filed with the Commission on August 20, 1999, these shares are beneficially owned by each of General Atlantic Partners 44, L.P. ("GAP 44"), General Atlantic Partners, LLC ("GAP") and GAP Coinvestment Partners, L.P. ("GAPCO", and collectively with GAP 44 and GAP, the "GAP Entities"). The GAP Entities share the voting and dispositive power of these shares. The business address of each of the GAP Entities is 3 Pickwick Plaza, Greenwich, Connecticut 06830. Peter L. Bloom is a managing member of GAP and a general partner of GAPCO. Mr. Bloom disclaims beneficial ownership of such securities, and inclusion in this table shall not be an admission of beneficial interest.
(8) See notes (3) through (8) to this table. Includes an aggregate of 1,880,000 shares of common stock issuable upon the exercise of outstanding stock options.

                      EXECUTIVE OFFICERS AND COMPENSATION

     The following table shows the names, ages and titles of our executive officers and certain other key employees.

NAME                                     AGE                  POSITION
----                                     ---                  --------
Richard P. Gardner....................   46    President and Chief Executive Officer
Eric J. Pulaski.......................   36    Chairman of the Board and Chief
                                                 Technology Officer
Marc R. Camm..........................   38    Vice President of Marketing
Paul J. Cormier.......................   43    Vice President of Research &
                                               Development
Scott R. Plantowsky...................   36    Vice President and Chief Financial
                                               Officer
David E. Pulaski......................   31    Vice President of Worldwide Sales
Jeffrey E. Margolis...................   37    Vice President of Business Development

     For further information regarding Mr. Gardner's, Mr. Eric J. Pulaski's and Mr. Plantowsky's background, see "Background of Directors."

     Marc R. Camm joined BindView as the Vice President of Marketing in connection with BindView's acquisition of Netect Ltd. in March 1999. Mr. Camm had served as Executive Vice President of Marketing for Netect since July 1997. Prior to joining Netect, Mr. Camm was a general manager of Symantec Corporation from 1994 to 1997. Prior to that, Mr. Camm was the systems group product manager for Microsoft Canada Co.

     Paul J. Cormier joined BindView as the Vice President of Research and Development in connection with BindView's acquisition of Netect Ltd. in March 1999. Mr. Cormier had served as Vice President of Research & Development and Chief Technology Officer of Netect since September 1998. Prior to joining Netect, Mr. Cormier was the Director of Software Engineering for Digital's Internet Software group, which later became AltaVista.

     David E. Pulaski has served as BindView's Vice President of Sales since February 1999. From January 1998 to February 1999, Mr. Pulaski was Vice President of Sales. From July 1995 to January 1998, Mr. Pulaski was Director of Domestic Sales for BindView. From February 1993 to July 1995, Mr. Pulaski served BindView as a sales Representative and then as sales manager. Prior to joining BindView in February 1993, Mr. Pulaski was a licensed securities broker for Paine Webber and Lehman Brothers. Mr. Pulaski is the brother of Eric J. Pulaski.

     Jeffrey E. Margolis currently serves as Vice President of Business Development for BindView. Mr. Margolis is responsible for corporate and technology acquisitions, licensing and partnering agreements as well as other corporate matters. Prior to joining BindView, Mr. Margolis worked in investment banking, merchant banking, venture capital and financial services in Houston, Texas and New York.

     All officers of BindView hold office until the regular meeting of directors following the annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the board of directors, which is composed of non-employee directors, has furnished the following report on executive compensation.

  Executive Compensation Program

     Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for BindView's successful financial performance and for increasing shareholder value. BindView's compensation program consists of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The Committee believes that the total compensation program for executives of BindView is competitive with the compensation programs provided by other comparable companies.

     Base Salary: Mr. Eric J. Pulaski's 1999 base salary was based on his position, responsibility, level of experience, and on his individual performance and BindView's performance in prior years. During 1999, BindView entered into employment agreements with each of Messrs. Camm and Cormier in connection with BindView's acquisition of Netect Ltd. The base salaries paid to these two executives were as provided in these agreements and were determined by arm's-length negotiations between BindView and each executive based on each executive's proposed position and responsibility, his level of experience in BindView's industry and his anticipated contribution to BindView's performance. Before BindView's initial public offering, and before the formation of the Compensation Committee, BindView entered into an employment agreement with each of Messrs. Plantowsky and David E. Pulaski. The 1999 base salaries for these executives were based on these employment agreements.

     Annual Performance Bonuses: Total compensation for executives also includes cash bonuses. The 1999 cash bonus awards were based on BindView's revenue growth and profitability as well as each individual's position, responsibility and level of experience.

     Stock Options: Total compensation for executives also includes long term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between BindView's management and shareholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant. In determining the amount of option grants, we evaluate the position of the employee, responsibility of the employee and overall compensation package. All options are granted at 100% of fair market value at the date of grant. The long-term value realized by management through option exercises is directly linked to the enhancement of shareholder value.

     Applicable Tax Code Provision. The compensation committee has reviewed the potential consequences for BindView of Section 162(m) of the Internal Revenue Code, which limits the tax deduction a company can claim for annual compensation in excess of $1 million to certain executives. This limit did not impact BindView in 1999 and is not expected to impact BindView in 2000.

                                            COMPENSATION COMMITTEE:
                                            Peter L. Bloom
                                            John J. Moores

SUMMARY OF EXECUTIVE COMPENSATION

     The following table summarizes compensation information for the Chief Executive Officer and each of BindView's four most highly compensated executive officers serving as of December 31, 1999, based on compensation earned during the fiscal year ended December 31, 1999 (the "Named Executive Officers").

                                                                       LONG-TERM COMPENSATION
                                                                     --------------------------
                                               ANNUAL COMPENSATION   RESTRICTED    SECURITIES
                                               -------------------     STOCK       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY     BONUS       AWARDS     OPTIONS(#)(1)   COMPENSATION(2)
---------------------------             ----   --------   --------   ----------   -------------   ---------------
Eric J. Pulaski.......................  1999   $150,000   $ 61,086
  Chairman & Former President           1998    148,125     66,508          --             --         $10,000
  & Chief Executive Officer(3)          1997    141,000     36,044          --             --           9,500
Marc R. Camm(4).......................  1999    143,006     41,633                    437,500           4,279
  Vice President of Marketing
Paul J. Cormier(4)....................  1999    131,835     44,547                    437,500           2,836
  Vice President of Research and
  Development
Scott R. Plantowsky...................  1999    132,292     53,446                    450,000           5,000
  Chief Financial Officer               1998    110,000    104,164          --             --          10,000
                                        1997    110,000    113,179   1,335,000      3,000,000           9,500
David E. Pulaski......................  1999    117,750     63,449                    375,000           5,000
  Vice President of                     1998     96,000    136,774          --         75,000           8,010
  Worldwide Sales                       1997     65,000    121,225   1,335,000        375,000           9,500

---------------
(1) Gives effect to the Stock Split.
(2) "All other compensation" for the year ended December 31, 1999, includes BindView's contributions to the BindView Development Corporation 401(k) Profit Sharing Plan.
(3) Mr. Eric J. Pulaski served as President and Chief Executive Officer until January 2000. He continues to serve as Chairman and Chief Technology Officer.
(4) Messrs. Camm and Cormier joined BindView in March 1999.

OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 1999

     This table shows information concerning individual grants of stock options made during the year ended December 31, 1999, to each of the Named Executive Officers.

                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                SHARES OF      PERCENT OF                              OF STOCK PRICE APPRECIATION
                              COMMON STOCK    TOTAL OPTIONS   EXERCISE                      FOR OPTION TERM(2)
                               UNDERLYING      GRANTED TO     PRICE PER                ----------------------------
NAME                          OPTIONS(#)(1)     EMPLOYEES     SHARE($)    EXPIRATION      5%($)           10%($)
----                          -------------   -------------   ---------   ----------   ------------    ------------
Eric J. Pulaski.............          --            --             --          --              --              --
Marc R. Camm................     437,500          11.9          11.19        3/09       3,078,832       7,802,365
Paul J. Cormier.............     437,500          11.9          11.19        3/09       3,078,832       7,802,365
Scott R. Plantowsky.........     250,000          16.8           9.16        5/09       1,440,168       3,649,670
                                 150,000           4.1          10.00       10/09         943,341       2,390,613
                                  50,000           1.4          13.31       10/09         418,529       1,060,635
David E. Pulaski............     300,000           8.2          11.25        2/09       2,122,519       5,378,880
                                  75,000           2.0          10.00       10/09         471,670       1,195,306

---------------

(1) Gives effect to the Stock Split.
(2) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Commission's regulations. BindView does not represent that the common stock will appreciate at these assumed rates.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     This table shows all stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999, and the number and value of options each held at fiscal year end.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT       "IN-THE-MONEY" OPTIONS AT
                               SHARES         VALUE       DECEMBER 31, 1999(#)(1)       DECEMBER 31, 1999($)(3)
                            ACQUIRED ON     REALIZED    ---------------------------   ---------------------------
                           EXERCISE(#)(1)    ($)(2)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           --------------   ---------   -----------   -------------   -----------   -------------
Eric J. Pulaski..........          --              --          --             --               --             --
Marc R. Camm.............      48,678         467,307       1,281        449,063      $    28,943    $ 6,235,973
Paul J. Cormier..........       8,000         115,000       1,334        452,168      $    30,140    $ 6,306,128
Scott R. Plantowsky......     200,000       2,105,720     761,250        668,750      $18,172,488    $12,013,163
David E. Pulaski.........          --              --      15,000        435,000      $   343,800    $ 6,566,700

---------------

(1) Gives effect to the Stock Split.
(2) The value realized equals the difference between the option exercise price and the closing price of BindView stock on the date of exercise, multiplied by the number of shares to which the exercise relates.
(3) The value of the unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of BindView stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of BindView stock on December 31, 1999, giving effect to the Stock Split, as reported on the Nasdaq Stock Market was $24.84.

COMMON STOCK PERFORMANCE COMPARISONS

     This performance graph compares the performance of BindView's common stock to the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes an investment in BindView's common stock and each index of $100 at June 30, 1998, in the case of the indexes and at July 24, 1998, the effective date of BindView's initial public offering, in the case of BindView stock, and that all dividends were reinvested. [Performance Graph]

                                                           7/24/98        12/31/98       12/31/99
                                                         ------------   ------------   ------------
 BindView Development Corporation......................      100            275            497
 Nasdaq Stock Market (U.S.)............................      100            117            212
 S&P Computers (Software & Services)...................      100            120            221

     This graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or subject to the liabilities of Section 18 under the Exchange Act.

EMPLOYMENT AGREEMENTS

     We have employment agreements with Marc R. Camm, Paul J. Cormier and David
E. Pulaski. Mr. Plantowsky's employment agreement expired on January 1, 2000. He continues to serve as CFO. We are in discussions with Mr. Plantowsky regarding renewing his employment agreement.

     Marc R. Camm's employment agreement provides for an annual base salary of $175,000, and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Mr. Camm may terminate the agreement without giving prior notice. BindView can terminate the employment agreement upon written notice, with or without cause. BindView may also terminate the agreement upon the death or disability of Mr. Camm. The agreement provides for different outcomes depending upon the reason for the termination of the agreement. Mr. Camm is subject to confidentiality requirements and is prohibited for 12 months after termination from (i) being employed by or investing in any business or organization which is in direct competition to any business which BindView is engaged in or actively contemplating engaging in during Mr. Camm's term of employment or (ii) hiring or soliciting employees of BindView.

     Paul J. Cormier's employment agreement has similar termination provisions as Mr. Camm's agreement. In addition, Mr. Cormier is subject to the same confidentiality and non-compete provisions as Mr. Camm.

     David E. Pulaski's employment agreement provides for an annual base salary of $96,000, subject to review by the Compensation Committee. The Compensation Committee has discretion to award Mr. Pulaski with annual cash bonuses, stock option grants and other awards under BindView's existing stock plans. Mr. Pulaski may terminate his agreement upon two weeks notice, subject to BindView's right to terminate the agreement immediately for cause or Mr. Pulaski's death. Mr. Pulaski is prohibited from (i) directly or indirectly engaging in the same or similar business activities to those carried on by BindView and (ii) soliciting customers of BindView for a period of 12 months after Mr. Pulaski's termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter L. Bloom, a director of BindView, is a member of the Compensation Committee of the board of directors. Mr. Bloom is a managing member of GAP and a general partner of GAPCO.

         PROPOSAL 2: APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN

     At the meeting, you will be asked to approve amendments, collectively, (the "Plan Amendment") to the BindView Development Corporation Omnibus Incentive Plan (the "Plan") increasing the number of shares available thereunder to 8.0 million and adding additional provisions to the Plan for tax reasons. The text of the Plan Amendment is set forth in Annex A to this proxy statement.

REASONS FOR THE PLAN AMENDMENT

     We believe it is in BindView's best interests to attract and retain experienced and knowledgeable employees and to increase the proprietary interest of our employees in our long-term success. Under the Plan, we provide full-time key employees, including officers and directors, with additional incentives to increase shareholder value.

     The Plan provided that we could grant options to purchase common stock and awards of restricted common stock with respect to a total of up to 3.5 million shares. The Plan Amendment increased the number of shares of common stock with respect to which we could grant awards to 8.0 million.

     The Plan Amendment also amended certain requirements relating to awards granted under the Plan so that the Plan will, under United States federal income tax regulations, generally be more beneficial from a tax standpoint to BindView.
Section 162(m) of the Internal Revenue Code limits the tax deduction the company can claim for annual compensation in excess of $1 million to certain executives, subject to certain exceptions. The Plan Amendment was intended to qualify awards granted under the Plan for these exceptions.

     The board of directors has adopted the Plan Amendment and directed that it be presented to the shareholders for their approval.

CERTAIN CONSIDERATIONS

     You may be disadvantaged by approval of the Plan Amendment. This disadvantage may include a reduction in your interest in BindView with respect to the following if shares of common stock are acquired under the Plan:

     - earnings per share

     - voting

     - liquidation value

     - book and market value per share

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT. Approval of the Plan Amendment requires the vote of a majority of the shares present at the meeting in person or by proxy; abstentions will therefore count as a vote against the proposal. Broker non-votes will not be treated as a vote for or against the proposal and will not affect the outcome of the proposal.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as BindView's principal independent public accountants for the 1999 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires BindView's officers, directors and persons who own more than 10% of a registered class of BindView's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish BindView with copies of all Section 16(a) reports they file.

     Based solely on a review of reports on those filings furnished to BindView and written representations from reporting persons that no additional reports were required, BindView believes that during the fiscal year ended December 31, 1999, all officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them, except that Messrs. Camm and Cormier did not timely file Forms 3.

                PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

     Any proposals of holders of common stock intended to be presented at the annual meeting of shareholders of BindView to be held in 2001 must be received by BindView at its principal executive offices, 5151 San Felipe, 22nd Floor, Houston, Texas 77056, no later than December 6, 2000 to be included in the proxy statement and form of proxy relating to that meeting.

     We are paying the cost of this solicitation of proxies. In addition to solicitation by use of the mails, the directors, officers or employees of BindView may solicit the return of proxies by telephone, telecopy or in person.

                           ANNEX A THE PLAN AMENDMENT

     The BindView Development Corporation Omnibus Incentive Plan has been amended as follows:

     1. The following definitions have been added to Article II:

     " 'Committee' means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Non Employee Directors and Outside Directors."

     " 'Non-Employee Director' means a 'Non-Employee Director' as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934."

     " 'Outside Director' means a member of the Board of Directors serving on the Committee who satisfies the definition of outside director in Section 162(m) of the Code."

     2. The term "Board" has been changed to "Committee" in Sections 2.13, 2.27, 4.1, 4.4, 4.6, 5.1, 5.2, 5.4, 5.5, 5.6, 5.8, 5.9, 6.1, 6.2, 6.5, 9.3, 9.5 and
9.6 and in Article VII.

     3. Article III has been amended to read in its entirety as follows:

                                  "ELIGIBILITY

     "The individuals who shall be eligible to receive Incentive Options, Nonqualified Options, and Stock Awards shall be those key employees of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Option, or Stock Award or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be a Disinterested Person or Outside Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option or Stock Award under this Plan or under other similar plans of the Company."

     4. Section 4.2 has been amended to read in its entirety as follows:

     "4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which 1998 Incentive Plan Options and Stock Awards may be granted under the Plan shall be 8,000,000 shares.* The maximum number of shares subject to Options which may be issued to any Employee under the Plan during each Plan Year is 2,500,000 shares.* The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5."
---------------

* These numbers give effect to the one-for-one stock dividend paid by BindView on February 17, 2000.

                        BINDVIEW DEVELOPMENT CORPORATION

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  May 5, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned holder of Common Stock of BindView Development Corporation hereby appoints Eric J. Pulaski and Richard P. Gardner, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of BindView to be held at 9:00 a.m. on May 5, 2000, at BindView's corporate office located at 5151 San Felipe, 22nd Floor, Houston, Texas 77056, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

(1)      ELECTION OF DIRECTORS: John J. Moores, Scott R. Plantowsky

         FOR the nominees listed above                          [ ]
         (except as marked to the contrary)

         WITHHOLD AUTHORITY                                     [ ]
         to vote for the nominees listed above

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

         --------------------------------

(1A) RATIFICATION OF APPOINTMENT OF DIRECTORS: Richard P. Gardner, Leland D. Putterman

         FOR ratification of the appointment of the directors listed above
         (except as marked to the contrary)                     [ ]

         AGAINST ratification of the appointment of the         [ ]
         directors listed above

         WITHHOLD AUTHORITY                                     [ ]
         to vote for the ratification of the appointment of the directors listed above

================================================================================

(2)      APPROVAL OF AMENDMENT TO OMNIBUS INCENTIVE PLAN:

         FOR                                                    [ ]

         AGAINST                                                [ ]

         ABSTAIN                                                [ ]



         IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF AND UPON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the ratification of the appointment of the directors in Item 1 and FOR approval of the amendment to the Omnibus Incentive Plan in Item 2.


                                           Date __________, 2000


                                           -------------------------------------

                                           -------------------------------------

                                           Signature of Shareholder(s)

                                           Please sign your name exactly as it
                                           appears hereon. Joint owners must
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give your full
                                           title as such.